                                                                 EXHIBIT 10.3


                       MANUFACTURING AND SUPPLY AGREEMENT


     THIS MANUFACTURING AND SUPPLY AGREEMENT dated as of October 24, 1997, by and between JAKKS Pacific, Inc., a Delaware corporation ("JAKKS"), and Azrak-Hamway International, Inc., a New York corporation ("AHI"),



                              W I T N E S S E T H:


     WHEREAS, JAKKS is engaged in the Business (as hereinafter defined); and

     WHEREAS, AHI owns or has the rights to use the Tools (as hereinafter defined) and has the resources and experience in the manufacture of products similar to the Products (as hereinafter defined); and

     WHEREAS, to secure a reliable source of manufacture and supply of Products, JAKKS desires to obtain from AHI, and AHI desires to give to JAKKS, a commitment for AHI to make the Tools and other manufacturing resources of AHI available for the manufacture of Products, and, upon request by JAKKS and agreement as to price and delivery date, to manufacture or arrange for the manufacture of Products for JAKKS:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1.   Certain Definitions.

          Capitalized terms, not defined elsewhere herein, are used herein as defined as follows:

          1.1. "Base Amount" means the fixed quarterly fee in the amount of $110,000 on the first four Payment Dates and $160,000 thereafter.

          1.2. "Business" means the design, manufacture, distribution and sale of Products.

          1.3. "Consent" means any approval, authorization, consent or ratification by or on behalf of any Person that is not a party to this Agreement , or any waiver of, or exemption or variance from, any License or Order.

          1.4. "Governmental Authority" means any federal, state or local government or governmental authority, agency or instrumentality, or any court or arbitration panel of competent jurisdiction, or any recognized professional or industry association or organization that establishes policies or standards or otherwise regulates or supervises services and activities related to the Business, the Trademarks or the Products.

          1.5. "Law" means any statute, rule, regulation or ordinance of any Governmental Authority.

          1.6. "License" means any license, permit, certification, qualification, franchise or privilege issued or granted by any Governmental Authority.

          1.7. "Notice" means giving any notice to, or making any declaration or filing, or registration or recordation with any Person.

          1.8. "Order" means any judgement, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

          1.9.  "Ordered Products" has the meaning ascribed thereto in Section
2.1 hereof.

          1.10. "Payment Date" means the last day of each December, March, June and September after the date hereof until March 31, 2000.

          1.11. "Payment Period" means the three month period ending on a Payment Date.

          1.12. "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority, or any group of the foregoing acting in concert.

          1.13. "Product" means any toy or assortment thereof listed on
Schedule 1.13.

          1.14. "Purchase Price" has the meaning ascribed to it in Section 2.1 hereof.

          1.15. "Quote" has the meaning ascribed thereto in Section 2.1 hereof.

          1.16. "Request Form" has the meaning ascribed thereto in Section 2.1 hereof.

          1.17. "Substitute Manufacturer" means a manufacturer or supplier of Ordered Products to JAKKS, other than AHI or a manufacturer or supplier engaged by or acting on behalf of AHI.

          1.18. "Term" means the period commencing on the date hereof and ending on March 31, 2000.

          1.19. "Tools" means the tools, molds, forms, dies and other equipment and apparatus of AHI used in the manufacture of Products.

          1.20. "Trademark" means one of the trademarks, including all registrations and applications for registration thereof, set forth on Schedule 1.20.

     2.   MANUFACTURE AND SUPPLY OF PRODUCTS.

          2.1. JAKKS may, but shall not be required to, request in writing from time to time that AHI provide JAKKS with a quote of the price (the "Purchase Price") at which AHI would be willing to manufacture and deliver, or arrange for the manufacture and delivery, of Products (the "Ordered Products") to JAKKS. Any such request shall be made on AHI's customary purchase order form on the terms and conditions set forth therein or on such other form, having such terms and conditions, as AHI shall, in its sole discretion, provide to JAKKS (any such form being referred to herein as the "Request Form"). AHI shall provide JAKKS with such quote in writing (the "Quote") within 30 days after AHI's receipt of the Request Form from JAKKS. JAKKS shall, within 15 days after its receipt of the Quote from AHI, inform AHI in writing whether it will accept AHI's offer to manufacture and deliver, or arrange for the manufacture and delivery of, the Ordered Products at the price and delivery date set forth in the Quote.

          2.2 If JAKKS shall accept AHI's offer, AHI shall manufacture and deliver, or arrange for the manufacture and delivery of, the Ordered Products on the terms and conditions set forth in the Request Form. Unless otherwise specified in writing by AHI to JAKKS, delivery of any Ordered Products AHI shall manufacture or arrange for the manufacture of, shall be FOB Hong Kong. JAKKS shall pay freight and insurance for shipment of such Ordered Products.

          2.3 If JAKKS shall reject AHI's offer, JAKKS may arrange for the manufacture and delivery of the Ordered Products from a Substitute
Manufacturer of its own choosing, which Substitute Manufacturer shall be of a quality and reputation reasonably acceptable to AHI. AHI shall make the Tools available to such Substitute Manufacturer to the extent necessary for such Substitute Manufacturer to manufacture and deliver the Ordered Products. AHI shall not be required to incur any expense in connection with the provision of the Tools to a Substitute Manufacturer or a manufacturer engaged by AHI pursuant to Section 2.2, all of which expense shall be borne by JAKKS, including the expense of replacement, restoration or repair of any lost, destroyed or damaged Tools that JAKKS requests be made available hereunder. Title to the Tools shall be and at all times remain with AHI.

          2.4 AHI shall keep and maintain the Tools and make the Tools available for the manufacture of Ordered Products as described herein.

          2.5 JAKKS shall maintain commercial insurance, including without limitation for products liability, with AHI named as an additional insured thereon, reasonably satisfactory to AHI to protect the interests of AHI and JAKKS under this agreement.

     3.   PAYMENT.

          3.1. In consideration of AHI agreeing to make its Tools and manufacturing resources available to JAKKS and for agreeing to manufacture or arrange for the manufacture of Ordered Products as described herein, JAKKS shall pay to AHI:

               (a) quarterly, on each Payment Date, the Base Amount payable in respect of the Payment Period then ending; and

               (b) the Purchase Price for any Ordered Products supplied to JAKKS by AHI, in accordance with the applicable invoices therefor.

     4.   COVENANTS OF JAKKS AND AHI.

          4.1.   Each of JAKKS and AHI shall:

               (a) comply with all Laws and Orders applicable to it and the Business, the Trademarks or the Products; and

               (b) use commercially reasonable efforts to cooperate with the other party in order to effect the timely manufacture and supply of Ordered Products, including consulting with the other party with respect to the choice of subcontractors and off-shore manufacturers.

          4.2.   AHI shall:

               (a) manufacture or arrange for manufacture of any Ordered Products that JAKKS has agreed to pay the Purchase Price for pursuant to
Section 2.2 hereof in accordance with the specifications set forth in JAKKS' Request Form therefor; and

               (b) give Notice to JAKKS of any change in the Tools or the location thereof.

     5.   SECURITY INTEREST.

          To secure the performance of its obligations hereunder, AHI hereby grants to JAKKS a security interest in and lien upon the Tools. Upon request by JAKKS, AHI shall execute, deliver and file or record any financing statements or other documents reasonably requested by JAKKS to perfect such security interest. In addition to any other remedy or relief available to JAKKS hereunder or under applicable Law in the event of a material breach by AHI of its obligations hereunder, JAKKS may exercise all rights and remedies of a secured creditor under the New York Uniform Commercial code, including without limitation taking possession of the Tools. AHI represents and warrants to JAKKS that on the date hereof there is no, and AHI shall not during the Term grant, create or suffer to exist, any other security interest or other lien, encumbrance or adverse claim in or upon the Tools, which would interfere in a material way with JAKKS' security interest granted hereby.

     6.   TERMINATION.

          6.1 This Agreement shall terminate on the last day of the Term, or if earlier,

               (a)  at any time upon the mutual agreement of the parties;

               (b) immediately, at the option of either party, upon (i) the issuance of an order for relief of the other party in any bankruptcy proceeding under Title 11 of the United States Code; or (ii) an assignment for the benefit of creditors by the other party; or (iii) the written admission by the other party of its inability to pay its debts as they mature or that it is otherwise insolvent; or (iv) the appointment of a trustee, receiver, custodian or other fiduciary or fiscal agent for the other party or substantially all of its assets, if the other party consents to or acquiesces in such appointment, or, notwithstanding that the other party opposes such appointment, such appointment is not removed, avoided or withdrawn within 30 days after such appointment;
or (v) the liquidation, winding up, dissolution or termination of the other party; or

               (c) by either party, immediately upon Notice to such effect given to the other party, if there is a material breach of any material provision of, or material default under, this Agreement by the other party, and the other party fails to cure such breach or default within 30 days after a Notice, setting forth therein in reasonable detail the factual basis for the asserted breach or default and demanding that such breach or default be cured in the manner set forth therein or in a manner to be agreed (the "Default Notice"), is given to such other party (unless such breach or default is by its nature incapable of being cured, in which case no such Notice is required to be given and the party may terminate this Agreement upon Notice without giving any prior Default Notice).

          6.2 Upon termination of this Agreement pursuant to Section 6.1, all obligations of the parties shall terminate; provided, that no such termination shall relieve either party of any liability to the other party pursuant to
Section 2.2 and 2.3, Section 3, Section 7 or by reason of any breach of or default under this Agreement.

     7.   INDEMNIFICATION.

          7.1 AHI shall indemnify JAKKS and each shareholder, director, officer, employee and agent of JAKKS against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys' fees and disbursements) up to an aggregate amount which is equal to or less than the Base Amount which JAKKS or any shareholder, director, officer, employee or agent of JAKKS may suffer or incur incidental to any claim or any Proceeding against JAKKS or any such shareholder, director, officer, employee or agent of JAKKS based upon or resulting from:

               (a) any obligation on account of the manufacture or supply of Ordered Products that are produced by AHI;

               (b) any obligation or liability arising from or based upon any aggregated defects in any Ordered Products supplied to JAKKS by AHI representing in excess of 3% of the aggregate of Ordered Products; or

               (c) AHI's failure, in all material respects, to perform or to comply with any covenant or condition required of AHI to be performed or complied with hereunder.

          7.2 JAKKS shall indemnify AHI and each shareholder, director, officer, employee and agent of AHI against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys' fees and disbursements) which AHI or any shareholder, director, officer, employee or agent of AHI may suffer or incur incidental to any claim or any Proceeding against AHI or any shareholder, director, officer, employee or agent of AHI based upon or resulting from:

               (a) any obligation or liability in connection with the marketing, distribution or sale of any Product or the exploitation of any Trademark after the date hereof; or

               (b) JAKKS' failure, in all material respects, to perform or to comply with any covenant or condition required of JAKKS to be performed or complied with hereunder.

          7.3 Promptly after Notice to an indemnified party of any claim or the commencement of any Proceeding by a third party involving any loss, liability, obligation, damage or expense referred to in Section 7.1 or 7.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party, give written Notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided that the failure of any indemnified party to give such Notice shall not relieve the indemnifying party of its obligations under such Section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such

Notice. In case any such Proceeding is brought against an indemnified party,and provided that proper Notice is duly given, the indemnifying party shall assume the defense thereof insofar as such Proceeding involves any loss, liability, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel reasonably satisfactory to such indemnified party, and, after Notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by such indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party), except that, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines, based upon written advice of counsel, that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after Notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including without limitation reasonable attorneys' fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances. If the indemnifying party shall assume the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper Notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith, provided such settlement or compromise was entered into with the written consent of the indemnifying party, any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof, but only with the written consent of the indemnifying party, from the indemnifying party. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

     8.   MISCELLANEOUS.

          8.1. LIMITATION OF AUTHORITY. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other party hereto.

          8.2. FEES AND EXPENSES. Each party hereto shall bear such fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

          8.3. NOTICES. Any Notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, ,telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

to AHI at:          Azrak-Hamway International, Inc.
                    1107 Broadway, Suite 808
                    New York, New York 10010-2894
                    Attn: President
                    Fax (212) 243-4271

with a copy to:     Kramer, Levin, Naftalis & Frankel
                    919 Third Avenue
                    New York, New York 10022-3903
                    Attn: David P. Levin, Esq.
                    Fax (212) 715-8000

to JAKKS at:        JAKKS Pacific, Inc.
                    22761 Pacific Coast Highway, #226
                    Malibu, California 90265
                    Attn: President
                    Fax: (310) 317-8527
with a copy to:          Feder, Kaszovitz, Isaacson,
                           Weber, Skala & Bass LLP
                         750 Lexington Avenue
                         New York, New York 10022
                         Attn: Murray L. Skala, Esq.
                         Fax: (212) 888-7776

or such other address as either party hereto may at any time, or from time to time, direct by Notice given to the other party in accordance with this Section. The date of giving or making of any such Notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause
(a)(ii), five business days after such Notice or demand is sent; and, in the case of clause (b), the business day next following the date such Notice or demand is sent.

          8.4. AMENDMENT. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

          8.5. WAIVER. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

          8.6. GOVERNING LAW. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

          8.7. JURISDICTION. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of either (i) the Supreme Court of the State of New York, or (ii) the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, Notice or other process relating to such Proceeding may be effected in the manner provided by clause (a)(ii) of Section 8.3.

          8.8. REMEDIES. In the event of any breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided however, that the indemnification provisions of Article 7 shall be the sole and exclusive remedy with respect to any claim under this Agreement.

          8.9. SEVERABILITY. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

          8.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

          8.11. FURTHER ASSURANCES. Each party hereto shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

          8.12. ASSIGNMENT. This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect.

          8.13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

          8.14. TITLES AND CAPTIONS. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

          8.15. GRAMMATICAL CONVENTIONS. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

          8.16. REFERENCES. The terms "herein," "hereto," "hereof," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Article, Section or other part hereof.

     8.17. NO PRESUMPTIONS. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

     8.18. INCORPORATION BY REFERENCE. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

     8.19. FORCE MAJEURE. The performance of either party under this Agreement shall be excused to the extent and during any event which reasonably prevents the affected party from fulfilling its obligations hereunder. Such events shall include, but shall not be limited to, fire, explosion, storm damage, flood, labor troubles including strikes, lockouts or slowdowns, government intervention (not including fines for violations of permits), shortages of raw materials, labor or transportation, war, sabotage, riot or civil disturbances, or governmental regulation or statute (any such event, a "Force Majeure"). In the event of a Force Majeure, the affected party shall promptly notify the other party, describing the nature of the cause and its expected duration. The affected party shall take reasonable steps to cure the cause and mitigate damages to the other party. The term of this Agreement shall not be extended by the occurrence of a Force Majeure. Voluntary curtailment of production through slowdowns or scheduled shutdowns shall not be considered Force Majeure.

     8.20. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.

     IN WITNESS WHEREOF, the parties have, by their respective duly authorized officers, duly executed this Agreement on the date set forth in the Preamble hereto.



AZRAK-HAMWAY INTERNATIONAL, INC.        JAKKS PACIFIC, INC.


By:  /s/ Ezra Hamway                    By:  /s/ Jack Friedman
     ------------------------           --------------------------
     Name: Ezra Hamway                  Name: Jack Friedman
     Title: President                   Title: President


                                                                   SCHEDULE 1.13


1.      Die Cast Trucks Price List for 1997.

2.      Child-Guidance Price List for 1997.

3.      Child Guidance Crayons.

                                                                   SCHEDULE 1.20

Trademark with design

        Remco
        Child Guidance
        Baby Twinkle Tunes
        Dancin' Pals
        Prancin' Pals
        Soft Stuff
        Touch & Play
        Tuff Ones

                                          International         Current              Current
   COUNTRY             Trademark              Class       Application No.       Registration No.
------------   --------------------       --------------  ---------------       -----------------
U.S.A.         Baby Twinkle Tunes*             28         75/115,066
U.S.A.         Child Guidance*                 12         74/538,445

                                               20

                                               25
U.S.A.         Child Guidance                  28         75/975,037            1,977,407
U.S.A.         Child Guidance                  28         74/802,439            1,915,763





                                               24
U.S.A.         Child Guidance                  10         74/506,250            1,932,639

                                               20

                                               21

                                               25

                                               28
U.S.A.         Dancin' Pals*                   28         75/264,693
U.S.A.         Prancing Pals*                  28         75/209,235
U.S.A.         Remco Design                    28         73/196,420            1,136,911
U.S.A.         Teddy Twinkle Tunes*            28         75/193,599
U.S.A.         Tuff Ones                       28         74/072,033            1,693,255
U.S.A.         A Child Guidance Toy            28         72/264,515            871,689
U.S.A.         Child Guidance Toys             28         72/003,975            657,565
               (stylized)
Australia      Baby Twinkle Tunes              28         720,774
Australia      Child Guidance                  28         700,290
Australia      Remco                           28         352,239               A352,239
Benelux        Remco                           28         625,739               354,581


*       Intent to Use

                                          International         Current              Current
   COUNTRY             Trademark              Class       Application No.       Registration No.
------------   --------------------       --------------  ---------------       -----------------
Canada         Baby Twinkle Tunes              N/A        826,134
Canada         Child Guidance                  N/A        471,882               281,321
Canada         Remco                           N/A        429,242               248,067
Denmark        Remco                           28         3620/1978             1036/80
France         Remco                           28         962,487               1,494,877
Great          Baby Twinkle Tunes              28         2109537
Britain
Great          Child Guidance                  28         912364                B912,364
Britain
Great          Remco                           28         1,099,995             1,099,995
Britain
UK             Twinkie                         28         894,867               894,867
UK             Twinkle                         28         1,260,907             1,260,907
Germany        Remco                           28         A30 590/28 WZ         998,786
Guatemala      Remco                           28         54117                 38525/125/92
Hong Kong      Remco                           28         1564/78               375/79
Israel         Remco                           28         84241                 84241
Italy          Child Guidance                  28                               399,644
Italy          Remco                           28         20262 C/78            360,547
Japan          Remco                       Japan Class    122/79                1,592,129
                                               24
Mexico         Remco                           28         91364                 386,355
New            Child Guidance                  28         256,890
Zealand
New            Remco                           28         138,448               138,448
Zealand
Norway         Remco                           28         78,2089               110,592
Puerto         Remco                          NA 22       21812                 21,812
Rico
South          Remco                           28         78/3723               78/3723
Africa



*       Intent to Use

                                          International         Current              Current
   COUNTRY             Trademark              Class       Application No.       Registration No.
------------   --------------------       --------------  ---------------       -----------------
Singapore      Remco                           28         77145                 77145
Spain          Remco                           28         1,913,742             1,913,742
Sweden         Child Guidance                  28         81-4552               179,904
Sweden         Remco                           28         78-3810               177,810
Switzerland    Remco                           28         4051                  296,832
Venezuela      Remco                          NA 22       5120-78               96.302F


*       Intent to Use